    As filed with the Securities and Exchange Commission on June 17, 2003

                                                     Registration No. 333-75375
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------
                         POST-EFFECTIVE AMENDMENT NO. 2

                                   TO FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                                ---------------
                             CONSECO FINANCE CORP.
                  (Originator of the Trusts Described Herein)
            (Exact name of registrant as specified in its charter)
                                ---------------
         Delaware                                     41-1807858
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

                              1100 Landmark Towers
                              345 St. Peter Street
                        Saint Paul, Minnesota 55102-1639
                                 (651) 293-3400
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                                 Brian F. Corey
                              1100 Landmark Towers
                              345 St. Peter Street
                        Saint Paul, Minnesota 55102-1639
                                 (651) 293-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                   Copies to:

      CHARLES F. SAWYER, ESQ.                   CATHY M. KAPLAN, ESQ.
        Dorsey & Whitney LLP                 Sidley Austin Brown & Wood LLP
       50 South Sixth Street                        875 Third Ave.
    Minneapolis, Minnesota 55402               New York, New York 10021

                                ---------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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              TERMINATION OF OFFERING UNDER REGISTRATION STATEMENT

Conseco Finance Corp., a Delaware corporation (the "Registrant"), registered the public offer and sale from time to time pursuant to Rule 415 of an aggregate of $2,000,000,000 asset-backed securities and limited guarantees, pursuant to Registration Statement No. 333-75375 (which was declared effective on June 1,
1999) filed with the Securities and Exchange Commission on March 31, 1999, as amended. To date, the Registrant has sold $686,700,000 of the registered securities. The Registrant has discontinued sales under this registration statement and hereby terminates the offering of the remaining $1,313,300,000 of securities under Registration Statement No. 333-75375.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 16th day of June, 2003.

                                       Conseco Finance Corp.

                                       By /s/ Keith A. Anderson
                                         -----------------------
                                          Keith A. Anderson
                                             Senior Vice President and
                                           Chief Financial Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                             Title                    Date

                  *                      Director, President and Chief
----------------------------------       Executive  Officer
         Charles H. Cremens              (Principal Executive Officer)

      /s/ Keith A. Anderson              Senior Vice President and
----------------------------------       Chief Financial Officer
          Keith A. Anderson              (Principal Financial Officer)

                  *                         Director
----------------------------------
           William J. Shea

                  *                         Director
----------------------------------
            William Wesp


----------------------------------
           Eugene Bullis

*By  /s/ Brian F. Corey
   -------------------------------
           Brian F. Corey
          Attorney-in-fact